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                                                                    EXHIBIT 10-9


                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of this 20th day of April, 1998, is entered into between Western Water Company, a California corporation (the "Company"), and Michael Patrick George ("Executive").

                                     RECITAL

        WHEREAS, the Company desires to employ Executive as President and Chief Executive Officer.

        NOW, THEREFORE, the Company and Executive desire to set forth in this Agreement the terms and conditions of Executive's employment with the Company.

                                    AGREEMENT

        1. EMPLOYMENT.

        The Company hereby employs Executive to render services as President and Chief Executive Officer of the Company. The Company agrees that Executive will be located, and will render such services, in the San Diego Metropolitan area. Executive hereby accepts such employment and agrees to render his services fully, faithfully, and to the best of his ability, on a full-time basis, subject to the direction and control of the Company's Board of Directors. Executive's services shall be exclusive to the Company except that Executive shall be entitled to hold outside directorships in other companies, provided that serving in such capacity will not materially affect Executive's performance of his duties hereunder. Executive shall consult with the Chairman of the Board on all major matters and shall report to the Board of Directors.

        2. TERM.

        Subject to the provisions of Paragraph 6 below, the term of this Agreement shall be for a period of two (2) years commencing on April 20, 1998 and ending on April 19, 2000.


        3. COMPENSATION AND BENEFITS.

               (a) Base Salary.

               For the services to be rendered by Executive under this Agreement, the Company shall pay Executive a base salary of not less than two hundred fifty thousand ($250,000) per year payable in equal monthly installments, less income tax withholdings and other normal



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employee deductions. Executive's base salary shall be automatically adjusted each year in proportion to annual changes in the cost of living index as published by the U.S. Government for the San Diego area.

               (b) Stock Options and Acceleration of Vesting.

               Executive shall participate in incentive compensation programs and in stock option plans to the extent deemed appropriate by the Board of Directors. Executive has been granted stock options to purchase: (i) 150,000 shares at 10 7/8 per share; (ii) 250,000 shares at $15.40 per share (subject to stockholder approval); and (iii) 250,000 shares at $21 per share (subject to stockholder approval). In the event the Company terminates Executive at any time (other than pursuant to Paragraph 6 (iii) hereof) within three years from the date hereof all outstanding options held by Executive to purchase Common Stock of the Company shall automatically and immediately become vested. Upon the occurrence of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which it is the surviving corporation and its outstanding voting securities are converted to or reclassified as cash, securities of another corporation of other property, (iii) a sale of assets of the Company or its subsidiaries having a fair market value equal to more than fifty percent (50%) of the then outstanding voting securities of the Company, either in a single transaction or a series of transactions, by an entity or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, which is not an affiliate of the Company (the events described in clauses (i) through (iv) shall hereinafter be referred to as "Change of Control Events"), all outstanding options held by Executive to purchase Common Stock of the Company shall automatically and immediately become vested on the closing date of such transaction.

               (c) Housing and Commuting Expenses.

               The Executive's current residence is in Northern California. The Company shall reimburse the Executive for the following expenses if the Executive relocates to the San Diego area; (i) sales commissions on his existing home; (ii) household moving expenses; and (iii) closing costs on a new home in the San Diego area. In addition, the Company shall reimburse the Executive for weekly commutation expenses between San Diego and San Francisco, pay for an apartment and lease of a car in San Diego until the earlier of the completion of Executive's relocation or one year, whichever is shorter.

               (d)    Other Benefit Plans.

               Executive shall participate in and receive benefits under and in accordance with the provisions of any employee benefit plan adopted or to be adopted by the Company and which is generally applicable to executives of the Company.


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        4. VACATION.

        Executive shall be entitled to a vacation in accordance with the Company's written vacation policy.

        5. REIMBURSEMENT FOR EXPENSES.

        Executive shall be entitled to incur on behalf of the Company reasonable and necessary expenses in connection with his duties and the Company shall not unreasonably withhold reimbursement for all such expenses, provided they have been incurred for and promote the business of the Company. Executive agrees to provide the Company with records and other documentary evidence necessary to substantiate each such expenditure as an income tax deduction. Executive understands that failure to provide such documentation may result in the Company denying reimbursement of some or all of the expense for which reimbursement is sought.

        6. TERMINATION.

        Executive's employment under this Agreement shall terminate:

                (i) upon death of Executive;

                (ii) upon written notice from the Company to Executive in the event of an illness or other cause incapacitating him from performing his duties for six consecutive months; or

                (iii) upon written notice from the Company in the event that Executive commits any felonious act, is guilty of gross negligence in the performance of his duties, or willfully fails or refuses to comply with the reasonable directions of the Board of Directors.

        7. UNFAIR COMPETITION.

               (a)    Confidential Information.

               In the course of his agreement, Executive will have access to confidential records and information of the Company. During his employment by the Company and thereafter, Executive will not directly or indirectly disclose or misuse any such information except in accordance with his duties under this Agreement. This provision of this Paragraph 7 shall survive the expiration or termination, for any reason, of this Agreement or Executive's employment.



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               (b)    Noncompetition.

               During the term hereof and for a period of two (2) years following termination of his employment, Executive agrees not to carry on in any state of the United States of America or in any foreign country in which the Company or any subsidiary or affiliate thereof is conducting business, either for himself or as any member of any partnership, or as a stockholder, director, officer, agent, or employee of another person, firm or corporation or otherwise, any business similar to that being carried on by the Company (or any subsidiary or affiliate thereof) if such business carried on by the Executive is materially detrimental to the Company; provided, however, that the mere ownership by Executive of not more than 5% of any corporation or similar business venture shall not be deemed to be a violation of this covenant.

               (c)    Savings Clause.

               Executive acknowledges that the above restrictions on his activities are fair and reasonable for the protection and the goodwill of the Company. If a court of competent jurisdiction determines any of the above restrictions to be unreasonable to any extent, however, the parties intend that the restriction or scope of such covenants be reduced to the extent necessary to be reasonable and enforceable.

               (d)    Injunctive Relief.

               Executive further acknowledges that a breach or violation of the covenants contained in this Paragraph 7 will cause severe and irreparable harm to the Company and that recovery by the Company of monetary damages will not constitute an adequate remedy. Accordingly, in the event of any breach or violation of such covenants by Executive, the Company shall have the right to have Paragraph 7 of this Agreement specifically enforced by any court having equity jurisdiction, without requirement of bond or showing of actual damages. Nothing set forth herein shall limit or restrict any other rights and remedies the Company may have available to it under law or in equity.

               (e)    Accounting.

               The Company shall have the right to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by Executive as the result of any transaction constituting a breach of this Agreement, and Executive agrees to account for and pay over such Benefits to the Company.

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               (f) Extension of Covenants.

               The duration of these restrictive covenants and agreements shall be extended by a period equal to the duration of any breach thereof and if there is found to be a breach thereof, the pendency of any litigation, including any appears, relating thereto.

               (g) Survival of Restrictions.

               The provisions of this Paragraph 7 shall survive the expiration or termination, for any reason, of this Agreement or Executive's employment.

        8. MERGER OR REORGANIZATION.

        This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred.

        9. ARBITRATION.

        Any controversy or claim arising out of or relating to this Agreement, the breach thereof, or the coverage of this arbitration provision shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.



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        10. NON-ASSIGNABILITY.

        The obligations of Executive hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

        11. AMENDMENT.

        No term or provision of this Agreement may be modified, waived, amended, discharged or changed orally and any such modification, waiver, amendment, discharge, or change shall be valid, binding and enforceable only when set forth in a written agreement executed by both of the parties hereto.

        12. NOTICES.

        All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to the other party as follows:


                      1.     If to Executive to:
                             Michael Patrick George
                             -------------------------

                             -------------------------


                      2.     If to the Company to:
                             Western Water Company
                             4660 La Jolla Village Drive
                             Suite 825
                             San Diego, CA 92122


or at such other place as may be designated in writing by like notice. Any notice shall be deemed to have been delivered when addressed as required herein and deposited, postage prepaid, in the United States Mail.


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        13. ENTIRE AGREEMENT.

        This Agreement contains the entire agreement of the Company and Executive relating to the subject matter hereof, and it replaces and supersedes any and all prior agreements between the parties relating to the same subject matter, including without limitation, the Old Agreement. In connection therewith, by execution of this Agreement, Executive and the Company hereby terminate in its entirety the Old Agreement effective as of the date hereof, which shall thereafter cease to have any force or effect, except that Executive shall be entitled to receive any payments as provided therein of any amounts and benefits that have accrued to him thereunder through the date hereof.



        IN WITNESS WHEREOF, the parties have executed this Agreement on the date hereinabove set forth.


                                        WESTERN WATER COMPANY



                                        By /s/ Peter L. Jensen
                                           -------------------------------------
                                              PETER L. JENSEN
                                              Chairman


                                        EXECUTIVE



                                        By /s/ Michael Patrick George
                                           -------------------------------------
                                                MICHAEL PATRICK GEORGE


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